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                                                                    EXHIBIT 10.1


                     FORM OF TRANSITION SERVICES AGREEMENT
                     -------------------------------------


          THIS IS A TRANSITION SERVICES AGREEMENT, dated as of March ___, 1998 (the AGREEMENT), between Campbell Soup Company, a New Jersey corporation (SUPPLIER), and Vlasic Foods International Inc., a New Jersey corporation (BUYER).

                                   Background
                                   ----------

          A. Pursuant to a Separation and Distribution Agreement, dated as of March ___, 1998 (the DISTRIBUTION AGREEMENT), Supplier will distribute the stock of Buyer to Supplier's shareowners (the DISTRIBUTION), following which Distribution each of Supplier and Buyer will continue in existence as independent, publicly-traded companies.

          B. This Agreement is entered into pursuant to the Distribution Agreement. The parties wish to set forth the terms on which Supplier will, for a limited period, provide certain transition services to, and permit the use of certain of its assets by, Buyer following the Distribution referred to above.

          C. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Distribution Agreement.


                                     Terms
                                     -----

          THEREFORE, in consideration of the respective agreements and covenants contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

     SECTION 1. SERVICES. (a) Subject to the terms of this Agreement, Supplier shall provide, or shall cause another member of the CSC Group to provide, the services described on Exhibit A to Buyer, or another member of the Spinco Group designated by Buyer, from and after the Distribution Date and during the time period set forth in Section 2. Supplier (or such other member of the CSC Group) shall supply such services substantially in accordance with Supplier's normal practices in providing such services as of the Distribution Date (except as otherwise provided in Exhibit A).

          (b) In consideration for the Services, Buyer shall pay to Supplier amounts set forth on Exhibit A. Supplier shall invoice Buyer on a monthly basis for the Services provided to Buyer. All such invoices shall be due within thirty days after receipt.

          (c) Supplier and Buyer agree to cooperate and to make all reasonable efforts to work together to take such actions as are reasonably necessary to eliminate the need for or to otherwise discontinue as expeditiously as reasonably possible the Services performed under this Agreement.
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          (d)  Supplier shall be permitted to cause third parties to provide
Services to Buyer hereunder (in lieu of Supplier or a member of the CSC Group) so long as Supplier remains fully responsible for the performance by such third party of such Services in compliance with all the terms and provisions of this Agreement.

          (e) To the extent Exhibit A calls for any services to be provided by Buyer to Supplier, such services shall be supplied in accordance with the terms and provisions of this Agreement, except that Vlasic Foods International Inc. shall be deemed to be the "Supplier" and Campbell Soup Company shall be deemed to be the "Buyer."

     SECTION 2. TERM. The term of this Agreement shall be a period of 12 months, commencing on the Distribution Date and ending on March 29, 1999; provided, however, that Buyer may terminate any of the Services provided hereunder on not less than 30 days prior written notice to Supplier, unless otherwise indicated on Exhibit A. The parties may extend the term of this Agreement by written agreement signed by both parties. Notwithstanding the foregoing, if (i) either party fails to perform any material provision of this Agreement and the failure to perform is not corrected within 15 days after the other party gives written notice of such default or (ii) Buyer fails to make any payment required under this Agreement at the time it is due and such failure is not corrected within five days after written notice of such failure, then the non-defaulting party may terminate this Agreement.

     SECTION 3. STANDARD OF CONDUCT; LIMITATION OF LIABILITY. (a) Supplier shall have no liability with respect to its furnishing any of the Services hereunder to Buyer except on account of Supplier's willful misconduct or gross negligence. In agreeing to provide the Services as an accommodation to Buyer, Supplier is not making any representation or warranty as to the quality, suitability or adequacy of the Services for any purpose or use. In providing the Services, Supplier shall not be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or software; provided, however, that at the request of Buyer, Supplier agrees to use reasonable diligence to correct errors or deficiencies in the Services.

          (b) It is understood and agreed that Supplier shall not be obligated to perform or to cause to be performed any services hereunder in a volume or quantity which substantially exceeds the historical volumes or quantities of such services performed for Buyer or other members of the Spinco Group. The parties further acknowledge that it is Buyer's intention to provide, or procure the services to be provided by Supplier hereunder from third parties other than Supplier, as promptly as is reasonably practicable following the Distribution Date. Supplier will not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other entity other than Buyer or any directly or indirectly wholly owned subsidiary or majority owned affiliate of Buyer.

          (c) Supplier's maximum liability to, and the sole remedy of, Buyer for breach of this Agreement shall be the greater of (i) Buyer's incremental out-of-pocket cost of performing such service itself or (ii) Buyer's incremental out-of-pocket cost of obtaining such service from a third party; provided, that Buyer shall exercise all reasonable efforts under the circumstances to

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minimize the cost of any such alternatives to such services by selecting the most cost-effective alternatives which provide the functional equivalent of the services replaced. Notwithstanding anything to the contrary herein, (i) in no event shall Supplier have any liability to Buyer for special or consequential damages under this Agreement, including as a result of Supplier's breach of this Agreement or the gross negligence or willful misconduct of Supplier under this Agreement, and (ii) in no event shall Supplier have any liability of any kind under this Agreement to any third party.

          (d) Except as otherwise provided in the foregoing paragraphs (a)-(c) of this Section 3, Buyer shall be solely liable and responsible for, and shall indemnify Supplier and its directors, officers, employees and affiliates from, any and all claims, liabilities, obligations, losses, costs, expenses, litigation, proceedings, taxes, assessments, charges, demands, damages or judgments of any kind or nature whatsoever (LOSSES) for acts or omissions in furnishing Services to Buyer under this Agreement. Upon termination of this Agreement or their earlier termination of any Services, Buyer shall be obligated to return to Supplier, as soon as is reasonably practicable, any equipment or other property of Supplier relating to the Services which is in Buyer's control or possession and which is not an asset to be retained by Buyer under the Distribution Agreement or the Ancillary Agreements.

     SECTION 4. FORCE MAJEURE. Neither party shall be responsible for failure or delay in performance of any services to be performed hereunder, nor shall either party be responsible for failure or delay in receiving such service, if caused by an act of God, act of public enemy, war, government acts or regulations, fire, flood, hurricane, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, explosion, unusually severe weather or other cause similar or dissimilar to the foregoing beyond their control (herein called FORCE MAJEURE); provided, however, that prior to being relieved of any of its obligations, the party whose performance has been interrupted by such circumstances shall use reasonable efforts to remove or otherwise address the effects of any such event or condition as soon as practicable and shall promptly give written notice to the other party upon the occurrence of any of such events or circumstances and shall use reasonable efforts to resume full performance of this Agreement as soon as is practicable. Notwithstanding the foregoing, to the extent services are available after the occurrence of a Force Majeure event, Buyer shall be entitled to, and Supplier shall provide, a level of services equivalent to the proportionate share of services used by Buyer immediately prior to the occurrence of any such Force Majeure event.

     SECTION 5. CONFIDENTIALITY. Any and all information which is not generally known to the public which is exchanged by the parties in connection with this Agreement, whether of a technical or business nature, shall be considered confidential. The parties agree that such confidential information shall be treated in accordance with the terms and provisions of the Distribution Agreement.

     SECTION 6. USE OF ASSETS. As set forth in the Distribution Agreement, Buyer shall have the right to occupy certain facilities and to use certain management information systems and telecommunications systems, all as more fully set forth in Exhibit A. In consideration therefor, Buyer shall pay a fee as more particularly set forth in Exhibit A. Supplier makes no

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representation or warranty as to the adequacy or condition of the facilities and the management information and telecommunications systems referred to above or otherwise, and shall have no liability to Buyer with respect to such facilities or such other assets, including in respect of the condition, use or adequacy of such assets.

     SECTION 7. AMENDMENT. This Agreement may be amended only by a writing signed by each of the parties.

     SECTION 8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

     SECTION 9. THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Buyer and Supplier (and its associated indemnified parties under Section 3(d)) any rights or remedies under, or by reason of, this Agreement.

     SECTION 10. WAIVERS. Any waiver by any party of any breach of or failure to comply with any provision of this Agreement by any other party to this Agreement shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     SECTION 11. GOVERNING LAW; CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of New Jersey. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. References to Sections are references to Sections of this Agreement. The Exhibits of this Agreement are incorporated herein and are part of this Agreement.

     SECTION 12. NOTICES. All notices, requests, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery by hand, by reputable overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12) listed below :

     if to CSC, to:    Campbell Soup Company
                       Campbell Place
                       Camden, New Jersey 08101
                       Attn.:  Linda A. Lipscomb, Esq.
                       Fax No.:  (609) 342-3936

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     if to Vlasic, to: Vlasic Foods International Inc.
                       Campbell Place
                       Camden, New Jersey 08101
                       Attn.: Norma B. Carter, Esq.
                       Fax No.: (609) 342-3936

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by hand shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five calendar days after the date the same is mailed. Notice given by reputable overnight courier shall be deemed delivered on the next following business day after the same is sent. Notice given by facsimile transmission shall be deemed delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of transmission.

     SECTION 13. ASSIGNMENT. Neither of the parties may assign or delegate any of its rights or duties under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     SECTION 14. DISPUTES. (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, DISPUTES), shall be subject to the provisions of this Section 14; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

          (b) Either party may give the other party written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Within 30 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the parties do not resolve the Dispute within such 45 day period (the INITIAL MEDIATION PERIOD), the parties shall attempt in good faith to resolve the Dispute by negotiation between (i) in the case of CSC, the Chief Financial Officer or the Vice President -Treasurer and (ii) in the case of Spinco, the Chief Financial Officer (collectively, the DESIGNATED OFFICERS). Such officers shall meet at a mutually acceptable time and place (but in any event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

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          (c) If the Dispute has not been resolved by negotiation within 75 days of the first party's notice, or if the parties failed to meet within 30 days of the first party's notice, or if the Designated Officers failed to meet within 60 days of the first party's notice, either party may commence any litigation or other procedure allowed by law.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                         CAMPBELL SOUP COMPANY


                         By:__________________________________
                           Name:
                           Title:

                         VLASIC FOODS INTERNATIONAL INC.


                         By:__________________________________
                           Name:
                           Title:

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